UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2017

ACTUANT CORPORATION
(Exact name of Registrant as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N86 W12500 Westbrook Crossing
Menomonee Falls, Wisconsin 53051
Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (262) 293-1500

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                  ☐

Item 2.01    Completion of Acquisition or Disposition of Assets.
On December 1, 2017, Actuant Corporation (“Actuant,” or the "Company") completed the sale of its Viking SeaTech (“Viking”) business to Acteon Group Limited (“Acteon”). The purchase price was $12 million and was paid in cash at the closing of the transaction, subject to closing working capital, cash and indebtedness and other adjustments.
A copy of the press release announcing the completion of the Viking divestiture is attached as Exhibit 99.1 to this Current Report on Form 8-K.
The unaudited pro forma financial information required by Item 9.01 is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits
(b) Pro forma financial information:
The following unaudited pro forma financial information of the Company, which gives effect to the disposition of the Viking business, is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference:
- Unaudited Pro Forma Consolidated Balance Sheet as of August 31, 2017
- Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended August 31, 2017
(d) Exhibits

Exhibit
Number	Description
99.1	Press Release of the Company dated December 1, 2017
99.2	Unaudited Pro Forma Consolidated Financial Statements

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTUANT CORPORATION
Date: December 6, 2017
/s/ Rick T. Dillon
Name: Rick T. Dillon Title: Executive Vice President and Chief Financial Officer